UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 31, 2011

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place Austin, MN 55912
(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification to Rights of Security Holders

On January 31, 2011, stockholders of Hormel Foods Corporation (the Company) approved a proposal to effect a two-for-one split of the Company’s common stock.  Per the proposal, the Company’s common stock will be reclassified by reducing the par value from $.0586 per share to $.0293 per share and increasing the number of authorized shares from 400,000,000 to 800,000,000 shares, in order to effect a two-for-one stock split.  The number of authorized shares of nonvoting common stock and preferred stock will also be increased to 400,000,000 shares and 160,000,000 shares, respectively, with no change in the par value of those shares.

The Company’s Restated Certificate of Incorporation was amended effective February 1, 2011, to effect the split, as described above.  Per that amendment, each stockholder of record on January 31, 2011 will be entitled to receive one additional share of common stock, at a par value of $.0293, for each share of common stock already held on that date.  The Company will distribute the additional shares of $.0293 par value common stock in uncertificated (book-entry) form on or about February 14, 2011.  The Company will also reserve for issuance the maximum number of shares of common stock subject to options and other awards which have been granted or may be granted under the Company’s stock award and other stock plans, which provide that the number of shares of common stock reserved for issuance shall be appropriately adjusted in the event of a stock split.

Section 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company conducted its annual stockholders’ meeting on January 31, 2011.

At the annual meeting, 115,825,484 shares were represented (87.0 percent of the 133,124,485 shares outstanding and entitled to vote).  Five items were considered at the meeting and the results of the voting were as follows:

1.  Election of Directors:  The nominees in the proxy statement were: Terrell K. Crews, Jeffrey M. Ettinger, Jody H. Feragen, Susan I. Marvin, John L. Morrison, Elsa A. Murano, Ph.D., Robert C. Nakasone, Susan K. Nestegard, Ronald D. Pearson, Dakota A. Pippins, Hugh C. Smith, M.D., and John G. Turner.  The results were as follows:

Director	For	Against	Abstain	Broker Non-Vote
Terrell K. Crews	105,414,479	223,242	76,279	10,111,484
Jeffrey M. Ettinger	103,884,952	1,759,039	70,009	10,111,484
Jody H. Feragen	103,822,393	1,828,435	63,172	10,111,484
Susan I. Marvin	105,482,952	171,536	59,512	10,111,484
John L. Morrison	105,489,718	131,112	93,170	10,111,484
Elsa A. Murano, Ph.D.	105,573,126	83,207	57,667	10,111,484
Robert C. Nakasone	105,500,770	134,135	79,095	10,111,484
Susan K. Nestegard	103,176,557	2,477,904	59,539	10,111,484
Ronald D. Pearson	105,514,186	119,985	79,829	10,111,484
Dakota A. Pippins	103,581,365	2,054,575	78,060	10,111,484
Hugh C. Smith, M.D.	105,484,596	154,892	74,512	10,111,484
John G. Turner	105,206,187	430,703	77,110	10,111,484

2.  Proposal to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock and reduce the par value to effect a stock split, and to increase the number of authorized shares of nonvoting common stock and preferred stock:

For:	79,656,558
Against:	25,939,683
Abstain:	117,759
Broker Non-Vote:	10,111,484

3.  Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending October 30, 2011:

For:	115,269,016
Against:	473,985
Abstain:	82,483

4.  Adoption of the resolution to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s 2011 annual meeting proxy statement (as filed with the Securities and Exchange Commission on December 21, 2010):

For:	103,096,861
Against:	1,027,575
Abstain:	1,589,564
Broker Non-Vote:	10,111,484

5.  Advisory vote on the frequency for which stockholder’s shall have an advisory vote on the compensation of the Company’s Named Executive Officers set forth in the Company’s proxy statement:

Every Year:	25,948,873
Every Two Years:	75,167,656
Every Three Years:	3,082,908
Abstain:	1,514,563
Broker Non-Vote:	10,111,484

In accordance with the voting results for this item, the Company’s Board of Directors determined that an advisory vote on the compensation of the Company’s Named Executive Officers will be conducted every two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	February 2, 2011	By	/s/J. H. FERAGEN
J. H. FERAGEN
Executive Vice President and Chief Financial Officer

Dated:	February 2, 2011	By	/s/J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller